SUTHERLAND, ASBILL & BRENNAN LLP
       Atlanta  o   Austin   o   New York  o   Washington

1275 PENNSYLVANIA AVENUE, N.W.                     TEL:  (202) 383-0100
WASHINGTON, D.C.  20004-2404                      FAX:  (202) 637-3593
SUSAN S. KRAWCZYK
DIRECT LINE: (202) 383-0197
Internet: skrawczyk@sablaw.com

                              April 29, 1998



VIA EDGARLINK
-------------

Board of Directors
First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966
New York, NY  10017

Ms. Coleman and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 2 to the registration statement on Form N-4 for the Separate Account NY-B (File No. 333-16501). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN




                                   By: /s/Susan S. Krawczyk
                                       ------------------
                                       Susan S. Krawczyk


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